Exhibit 21.1

List of Subsidiaries of MRC Global Inc.

McJunkin Red Man Corporation

Greenbrier Petroleum Corporation

Heaton Valves Limited

McJunkin de Angola, LDA

McJunkin Red Man Asia Pacific Limited

McJunkin Red Man Canada Ltd

McJunkin Red Man de Mexico, S. de R.L. de C.V.

McJunkin Red Man Development Corporation

McJunkin Red Man International Corp.

McJunkin Red Man International Services Corp.

McJunkin Red Man Servicios, S. de R.L. de C.V.

McJunkin Red Man UK Ltd

McJunkin Venezuela

Midfield Holdings (Alberta) Ltd

Midfield Supply ULC

Midway-Tristate Corporation

Milton Oil & Gas Company

MRC Management Company

MRC SPF East Asia Co. Ltd.

MRC SPF Europe Ltd.

MRC SPF Indonesia Pty Ltd.

MRC SPF Middle East Pty Ltd.

MRC SPF Pty Ltd.

MRC SPF Scanfit Ltd.

MRC Transmark (Dragon) Limited

MRC Transmark B.V.

MRC Transmark France SAS

MRC Transmark Group B.V.

MRC Transmark Holdings UK Ltd.

MRC Transmark International B.V.

MRC Transmark Italy srl

MRC Transmark Kazakhstan

MRC Transmark Leymas Valve. Co., Ltd.

MRC Transmark Limited (New Zealand)

MRC Transmark Limited (UK)

MRC Transmark Middle East FZE

MRC Transmark NV

MRC Transmark Pte Ltd.

MRC Transmark Pty Ltd (Aus.)

PT SPF Indonesia

Red Man Pipe & Supply International Limited

Ruffner Realty Company

SPF Europe s.r.l.

The South Texas Supply Company, Inc.

Transmark Fortim Engineering Pte. Ltd.

Transmark International Limited